Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Terex Corporation of our reports dated February 19, 2001 relating to the financial statements and financial statements schedule, which appear in Terex Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Stamford, Connecticut
December 21, 2001